SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           ENVIRONMENT|ONE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                                                  April 11, 1997




To Our Shareholders:

         You are invited to attend the 1997 Annual Meeting to be held on Thursday, May 15, 1997 at The Desmond located at 660 Albany-Shaker Road, Albany, New York at 2:00 P.M.

         The Annual Meeting will begin with a review of Company operations over the past year, followed by discussions and voting on the issues set forth in the accompanying Notice of Annual Meeting and Proxy Statement and other business matters properly brought before the meeting.

         Whether or not you plan to attend the meeting, your shares will be represented at the meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope.


                                             Sincerely,


                                             /s/Stephen V. Ardia
                                             -------------------
                                             Stephen V. Ardia
                                             Chairman of the Board,
                                             President and CEO

                           ENVIRONMENT|ONE CORPORATION
                           ---------------------------



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------






To the Shareholders of Environment One Corporation:

         At the direction of the Board of Directors, notice is hereby given that the Annual Meeting (the "Meeting") of Shareholders of Environment One Corporation, a New York Corporation, will be held on May 15, 1997 at The Desmond located at 660 Albany-Shaker Road, Albany, New York at 2:00 P.M. local time, for the purpose of considering and voting upon the following matters:

         1. The election of two directors to hold office for a term of three years or until their successors have been duly elected.

         2. The transaction of any other business which may be properly brought before the Meeting or any adjournment thereof.



                                                           /s/Edward J. Grogan
                                                           -------------------
                                                           Edward J. Grogan
                                                           Corporate Secretary


April 11, 1997
Niskayuna, New York





                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED AND TO ASSURE THE PRESENCE OF A QUORUM. RETURNING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO CHANGE YOUR VOTE OR VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                           ENVIRONMENT|ONE CORPORATION
                               2773 Balltown Road
                         Niskayuna, New York 12309-1090

           -----------------------------------------------------------


                                 PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, May 15, 1997


                            VOTING RIGHTS AND PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Environment One Corporation (the "Corporation"), for use at the Annual Meeting of Shareholders of the Corporation to be held May 15, 1997, and any and all adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 11, 1997.

         Any Shareholder executing a proxy retains the right to revoke it any time prior to its use by giving written notice of revocation to the Secretary of the Corporation, by executing and delivering to the Secretary of the Corporation a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. If not revoked, all properly executed proxies will be voted as directed. Unless otherwise specified, all properly executed proxies received by the Corporation will be voted FOR the election of directors as nominated and listed in Item 1.

         This solicitation is being made by mail and may also be made in person or by telephone, fax, or telegraph by officers, directors and regular employees of the Corporation (none of whom shall receive any special compensation therefor). The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to beneficial owners of the Corporation's common stock.

         A copy of the Corporation's Annual Report for the year ended December 31, 1996 is being sent to shareholders with this Proxy Statement.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The Corporation had 4,219,054 shares of common stock, par value $.10 per share, outstanding as of March 27, 1997, the record date for the Meeting. Each outstanding share of common stock is entitled to one vote. Shareholders entitled to notice of the Meeting, and to vote at the Meeting or to execute proxies, are shareholders of record at the close of business on March 27, 1997.

The following table sets forth, as of the record date, the ownership of common stock by any person who is known by the Corporation to be the beneficial owner of more than five percent of the Corporation's common stock, and by all directors and executive officers of the Corporation as a group.


                Name and Address                             Amount and Nature
                of Beneficial Owner                       of Beneficial Ownership                 Percent of Class
                -------------------                       -----------------------                 ----------------
                Angelo Dounoucos                                254,499(a)                              5.95%
                720 St. Davids Lane
                Schenectady, NY   12309

                Robert and Ardis James                          483,403(b)                             11.45%
                Foundation
                80 Ludlow Drive
                Chappaqua, NY   10514

                Cenith Partners L.P.                            401,510(c)                              9.52%
                One Financial Center
                Boston, MA   02110

                All directors and executive                    1,343,173(d)                            30.06%
                officers as a group

------------------

(a) Includes 56,000 shares issuable upon exercise of stock options that are exercisable within 60 days of the record date, 60,000 shares held jointly with his wife and 7,300 shares held in his wife's IRA.

(b) Includes 2,285 shares held by Robert G. James, 43,400 shares held in custodian accounts for his children, and 1,818 shares issuable upon exercise of currently exercisable stock options by Robert G. James.

(c) Includes 5,000 shares held by Stephen G. Rabinovitz, sole general partner of Cenith Partners L.P.

(d) Includes 249,540 shares issuable upon exercise of stock options that are exercisable within 60 days of the record date, and 724,200 shares for which certain directors and executive officers are beneficial owners, but not the sole beneficial owners, as set forth in note (b) on page 4.

         ITEM 1:           NOMINEES FOR ELECTION TO THE BOARD OF
                           DIRECTORS AND INFORMATION WITH RESPECT TO
                           DIRECTORS AND EXECUTIVE OFFICERS

         The first Item to be acted upon at the Meeting is the election of two directors, each to hold office for three years or until his successor will have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy will be elected directors. Each of the nominees is presently a director of the Corporation and has indicated he is willing to continue as a director. Unless otherwise instructed on the proxy, the individuals named as proxies will vote FOR the election of the nominees listed below. If any nominee should become unavailable for any reason, proxies may be voted for a successor nominee designated by the Board of Directors.

         The information set forth below is furnished for each nominee for director to be elected at the Meeting and each director of the Corporation whose term of office continues after the Meeting.

                                                                                          Common Stock               Percentage
                                                                                              Owned                      of
                                     Principal Occupation            Director          Beneficially As of            Outstanding
Name and Age                        During Last Five Years            Since           March 27, 1997(a)(c)             Shares
------------                        ----------------------            -----           --------------------             ------
Nominees (for terms to expire at Annual Meeting in 2000)
Walter W. Aker                Former Corporate                         Dec                 186,463(b)                   4.42%
Age 78                        Secretary                                1968
                              E/One Corporation
Lars G. Grenback              President of Svensk                      May                 153,969(b)                   3.65%
Age 53                        Kommunalteknik AB                        1993


Directors Continuing in Office

Terms expiring at annual meeting in 1999:
John L. Allen                 Managing Partner                         May                    4,769                     0.11%
Age 53                        Heidrick & Struggles                     1993
Stephen V. Ardia              Chairman of the Board,                   May                 167,700(b)                   3.86%
Age 55                        President and CEO                        1995
                              E/One Corporation
Robert G. James               Vice Chairman of                         May                 483,403(b)                  11.45%
Age 72                        Enterprise Asset                         1984
                              Management, Inc.












                                      -3-

Terms expiring at Annual Meeting in 1998:

Angelo Dounoucos              Former President and                     May                 254,499(b)                   5.95%
Age 64                        Chief Executive Officer                  1988
                              E/One Corporation
                              (Retired 9/1/96)
Rolf E. Soderstrom            Management Consultant                    May                  13,769(b)                   0.33%
Age 64                                                                 1991
-----------------

(a) Includes all shares for which the named individual possessed sole or shared voting or investment power, even if beneficial ownership has been disclaimed as to any of these shares by the named individual.

(b) The listed amounts include shares as to which certain directors are beneficial owners but not the sole beneficial owner as follows: Mr.
         Aker's wife holds 15,000 shares; Mr. Ardia's wife holds 2,600 shares in an IRA; Mr. Dounoucos's wife holds 7,300 shares in an IRA, and 60,000 shares jointly with Mr. Dounoucos; Mr. Grenback is President of Svensk
         Kommunalteknik AB, which holds 150,000 shares; 435,900 shares are held by the Robert and Ardis James Foundation and 43,400 shares are held in custodian accounts for Mr. James' children; and Mr. Soderstrom holds
         10,000 shares jointly with his wife.

(c) Includes the following shares which the individuals have the right to acquire, within 60 days of the record date, through exercise of stock options issued by the Corporation: Mr. Aker - 1,818 shares, Mr. Allen -
         1,818 shares, Mr. Ardia - 125,000 shares, Mr. Dounoucos - 56,000 shares, Mr. Grenback - 1,818 shares, Mr. James - 1,818 shares, Mr.
         Soderstrom - 1,818 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of each of the foregoing individuals and of the group as a whole, but in calculating the percentage of each individual, the number of outstanding shares does not include options of other individuals listed in the table.

Walter W. Aker, one of the original founders, has served as a Director since 1968 and as Vice President and Director of the Company from 1968 to 1975 and 1982 to 1993. He was Corporate Secretary from 1976 to 1993.

John L. Allen is the Managing Partner for the Financial Services Practice, North America for Heidrick & Struggles, Inc., a global executive search firm. He is located in the New York City office and is also a Director of the firm. Prior to his joining the firm in 1991, he had 24 years in banking including nearly thirteen as a Chief Executive Officer of Amoskeag Bank Shares, Inc. and Key Bank of Southeastern New York. He has a bachelor of science degree in business administration from Rochester Institute of Technology, a master of public administration from the Graduate School of Public Affairs, State University of New York at Albany, and is a graduate of the Harvard Business School Program for Management Development.

Stephen V. Ardia received a master of business of administration degree from Rutgers University and a bachelor of science degree from the U.S. Merchant Marine Academy. After working with Goulds Pumps Inc. since 1965 he became their President in 1985. He retired in 1994, joining Environment One Corporation as Chairman of the Board in May 1995, and being elected President and CEO in September 1996. He presently serves as a member of the Board of Directors of MaxTec Holdings of Dallas, Texas.

Angelo Dounoucos, one of the original founders, was Vice President and a Director of Environment One Corporation from 1969 until 1976, when he resigned and rejoined the Corporation in 1986 after eight years as a Project Marketing Manager at the General Electric Corporation Research and Development Center. He returned to Environment One as Vice President of Marketing and was elected President in 1989 and Chief Executive Officer in 1990. Mr. Dounoucos retired as President and Chief Executive Officer in September 1996.

Lars G. Grenback received his bachelor of economics and business administration degree from Uppsala University, Sweden in 1969 and his university certificate in marketing, advertising and public relations in 1970. Since 1975, he has been working with the Low Pressure Sewer System in the Scandinavian countries, from 1980 as President of Svensk Kommunalteknik AB.

Robert G. James received his bachelor of science degree from Northwestern University, his masters degree in 1948 and his Ph.D. in Economics from the Harvard Graduate School of Arts and Science in 1952. He was a Vice President of Mobil Oil Company. He is the Vice Chairman of Enterprise Asset Management, Inc. He is also a Certified Public Accountant.

Rolf E. Soderstrom received his bachelor of science degree in electrical engineering from Tufts University and his masters of science degree in engineering management from Northeastern University. He has 35 years of line management experience as Vice President of Motorola, Executive Vice President of Codex Corporation and Assistant General Manager of the Systems Division of the Foxboro Company. Mr. Soderstrom is President of the TCS Group, a management consulting firm; Director of AG-BAG International Limited, a farm equipment supplier; a Managing Director of the Nassau Group, a private investment banking company; and a Director of Walpole Massachusetts Cooperative Bank.

Board Committees, Compensation and Meetings

         The Board of Directors held five meetings during the year ended December 31, 1996. During this period, each Director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings of Board committees on which he served. Among its standing committees, the Board has an Audit Committee, Executive Committee, and Human Resource Committee. The Board does not have a Nominating Committee.

         The Audit Committee meets once a year and serves as the Board's direct liaison with the Corporation's independent public auditors, reviewing and discussing the auditors' annual internal control recommendations and making such other inquiries and recommendations as it deems necessary. The Audit Committee consists of Walter W. Aker, Stephen V. Ardia and Angelo Dounoucos.

         The Executive Committee currently consists of John L. Allen, Stephen V. Ardia, Angelo Dounoucos, and Robert G. James. The Executive Committee meets on call and has authority to act on most matters during the intervals between Board Meetings. The Executive Committee did not meet during the 1996 fiscal year.

         The Human Resource Committee met at least two times during the 1996 fiscal year. The Human Resource Committee reviews and makes recommendations to the Board regarding compensation matters, adjustments in compensation for officers and employees, and employee benefit matters. Currently, the Human Resource Committee consists of John L. Allen, Stephen V.
Ardia, Robert G. James, and Rolf E. Soderstrom.

         As compensation for attendance at Board and Committee meetings, directors who are not employees of the Corporation receive a stock grant on September 1st of each year for a number of shares having an aggregate value of $10,000, based upon the fair market value of the Corporation's common stock at the close of business on the date of grant. In addition, non-employee directors receive a grant of stock options on the third Tuesday of each December. Each such grant to a director relates to a total number of shares of the Corporation's common stock having an aggregate fair market value, at the close of business on the date of grant, equal to $10,000. The exercise price of these options is fixed at the fair market value of the Corporation's common stock at the close of business on the date of grant. The Board of Directors believes that this equity-based system of compensation is beneficial in that it more closely aligns the long-term interests of directors with those of the Corporation's shareholders.

         As a general rule, directors who are officers or employees of the Corporation receive no compensation for attendance at Board or Committee meetings. The Corporation does have a Letter of Understanding with Mr. Ardia, providing for Mr. Ardia to serve as Chairman of the Board. Pursuant to this Letter of Understanding, Mr. Ardia received a grant of 10,000 shares of common stock in 1996, having an aggregate market value (on the date of grant) of $47,500. In addition, during 1996, Mr. Ardia received an option to purchase 23,182 shares of common stock at an exercise price of $5.25 per share, the market value on the date of grant.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information concerning compensation paid by the Corporation to (i) all persons who served as chief executive officer of the Corporation during 1996, and (ii) the other most highly compensated executive officers whose annual salary and bonus during 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                                     Long Term
                                                                                                    Compensation
                                                    Annual Compensation                                Awards
                                                    -------------------                                ------
                                                                               Other Annual           Options/            All Other
Name and                                    Salary           Bonus            Compensation             SARs             Compensation
Principal Position             Year          ($)              ($)                  ($)                 (#)                ($) (1)
------------------             ----         -----            -----                -----               -----              --------
Stephen V. Ardia               1996         46,222          113,816              47,500               23,182              21,474
Chairman of the                1995              0                0              45,000              101,818                   0
Board, President &
CEO since 9/1/96

Angelo Dounoucos               1996        125,000           94,845                   0               15,000              18,101
President &                    1995        100,000           96,498                   0               15,000                   0
CEO through 9/1/96,            1994        100,000            8,525                   0               10,000                   0
current Director

Mark E. Alexander              1996         79,232           37,575                   0                4,000               7,172
Director of                    1995         60,000           35,906                   0                6,000              16,000
Marketing Sewer                1994         59,809           16,813                   0                5,000                   0
Systems Business

David M. Doin                  1996         76,400           28,985                   0                2,000               5,535
Vice-President                 1995         76,400           20,000                   0                5,000                   0
General Manager of             1994         72,266                0                   0                6,000                   0
Detection Systems
Business



(1)      For 1996, represents the Corporation's  matching contribution under the
         Deferred   Compensation  Plan  for  Certain   Executive   Employees  of
         Environment One Corporation.

Option/SAR Grants in Last Fiscal Year

         The following table provides further information on grants of stock options pursuant to the Corporation's Amended and Restated Stock Option Plan and 1996 Incentive Compensation Plan in fiscal year 1996, with respect to each of the named executive officers in the Summary Compensation Table on page 7.


                                                        % of Total
                                                      Options Granted             Exercise or
                                Options               to Employees in             Base Price             Expiration
Name                          Granted (#)               Fiscal Year                 ($/Sh)                  Date
----                          -----------               -----------                 -------                -----
S. Ardia                         23,182                      33%                     $5.25                5/25/2006
A. Dounoucos                     15,000                      21%                     $5.13                7/17/2006
M. Alexander                      4,000                       6%                     $5.13                7/17/2006
D. Doin                           2,000                       3%                     $5.13                7/17/2006


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Value

         The following table provides information for the named executive officers with respect to (i) stock options exercised in fiscal year 1996, (ii) the number of stock options held at the end of fiscal year 1996, and (iii) the value of in-the-money stock options at the end of fiscal year 1996.


                                                                                                     Value of Unexercised
                           Shares                                  Number of Unexercised            In-the-Money Options at
                         Acquired On           Value                Options at 12/31/96                    12/31/96
Name                    Exercise (#)       Realized ($)          Exercisable Unexercisable         Exercisable Unexercisable
----                    ------------       ------------          ----------- -------------         ----------- -------------
S. Ardia                                                           125,000              0            $286,421           $0
A. Dounoucos               16,400            $84,050                56,000              0             125,800            0
M. Alexander                                                         9,000         13,000              26,200       28,280
D. Doin                                                             15,550         11,200              53,103       28,215
















                                       -8-

                              INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP, Independent Certified Public Accountants, was retained by the Corporation at the direction of the Board of Directors, in accordance with the recommendation of its Audit Committee. The independent auditors have audited the financial statements of the Corporation for fiscal year 1996 and performed such other nonaudit services as the Board requested. KPMG Peat Marwick LLP, as independent auditors, will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         If a shareholder proposal is to be considered by the Corporation for inclusion in the Corporation's 1998 Proxy Statement, it must be received by the Secretary of the Corporation at 2773 Balltown Road, Niskayuna, New York 12309-1090 no later than December 12, 1997. Any shareholder proposal must be timely submitted and meet the other requirements established by the Securities and Exchange Commission in order to be considered for inclusion in the Corporation's Proxy Statement for the 1998 Annual Meeting.


                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters that may come before the Meeting. The proxies named in the enclosed proxy card are, however, given discretionary authority to act on any other matters that may properly come before the Meeting.


                                            By Order of the Board of Directors



                                            /s/Edward J. Grogan
                                            -------------------
                                            Edward J. Grogan
                                            Corporate Secretary

                                 REVOCABLE PROXY
                           ENVIRONMENT ONE CORPORATION

        [ X ] PLEASE MARK VOTES
        AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1997
               This Proxy Is Solicited by the Board of Directors.

   The undersigned hereby appoints Stephen V. Ardia, Angelo Dounoucos, and Edward J. Grogan as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Environment One Corporation held of record by the undersigned on March 27, 1997 at the Annual Meeting of Shareholders to be held May 15, 1997 and at all adjourned or postponed sessions thereof:

Item 1. Election of Directors

[   ] FOR            [   ] WITHHOLD            [   ] FOR ALL EXCEPT

Nominees: Walter W. Aker, Lars G. Grenback

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.
--------------------------------------------------------------------------------




      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH OF THE NOMINEES.

   In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournment thereof.

   This proxy, when properly executed, shall be voted as directed above. In the absence of specific direction, a properly executed proxy will be voted "For" both of the nominees.

   Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         Please be sure to sign and date
                          this Proxy in the box below.

--------------------------------------------------------------------------------
Date

--------------------------------------------------------------------------------
Stockholder sign above

--------------------------------------------------------------------------------
Co-holder (if any) sign above


   Detach above card, sign, date and mail in postage paid envelope provided.

                           ENVIRONMENT ONE CORPORATION

                               PLEASE ACT PROMPTLY
                     SIGN, DATE  MAIL YOUR PROXY CARD TODAY